SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2010

SUNRISE ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11248	84-0938688
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

San Antonio Tech Center Building
3463 Magic Drive Suite 425
San Antonio, TX 78829
(Address of Principal Executive Offices) (Zip Code)

(210) 861 8353
(Issuer Telephone number, including area code)

Item 4.01    Changes in Registrant’s Certifying Accountant

On August 3, 2010, John A. Braden & Company, P.C. (JABCO) notified the Company that effective that date, the firm resigned as auditor.  John A. Braden, who has been our engagement partner, has become a partner in ABBM Group Ltd LLP.  Effective the same date, the Company appointed ABBM Group Ltd LLP as auditor. That decision was approved by the Board of Directors on August 3, 2010.

JABCO issued its auditor’s report on the financial statements for the year ended December 31, 2009, which included an explanatory paragraph as to the Company’s ability to continue as a going concern.

Other than the going concern uncertainty described above, JABCO’s audit report on the Company’s financial statements for the year ended December 31, 2009 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended December 31, 2009 and the subsequent interim period through August 3, 2010, the date of resignation of JABCO, there were no disagreements with JABCO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to JABCO’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were not reportable events, as listed in Item 304(a)(l)(v) of Regulation S-K.

The Company provided JABCO with a copy of the disclosure in the preceding two paragraphs and requested in writing that JABCO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures.  JABCO provided a letter, dated August 3, 2010 stating its agreement with such statements, which is included as an exhibit to this Form 8-K.

During the year ended December 31, 2009 and through the date of the Audit Committee’s decision, the Company did not consult ABBM Group Ltd LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01            FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a)	Not applicable

b)	Not applicable

c)	Exhibits

No.	Exhibit
16.1	Letter from John A. Braden & Company, P.C., dated August 3, 2010, to the Securities and Exchange Commission regarding statements included in this Form 8-K

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Energy Resources, Inc.

Dated: August 6, 2010	By:	/s/ Dean McCall
Chief Executive Officer